TBPELS REGISTERED ENGINEERING FIRM F-1580     FAX (713) 651-0849

1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

EXHIBIT 23.2

June 9, 2023

Mr. Paul Tooms

Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, Texas 75231

We hereby consent to the reference of our firm and to the use of our reports of the Greater Jubilee, TEN, Ceiba, Okume, U.S. Gulf of Mexico, and Greater Tortue Project Areas effective December 31, 2022 and dated January 20, 2023, in the Kosmos Energy Ltd. Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities Exchange Commission on February 28, 2023, incorporated by reference in this Form S-8 Registration Statement of Kosmos Energy Ltd.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W., CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799

633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202    TEL (303) 339-8110